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                                                                   Exhibit 10.27
                              SIXTH LEASE AMENDMENT

                                     BETWEEN
                            PLACE & PLAZA LLC, LESSOR
  (ACQUIRED FROM THE PORT AUTHORITY OF THE CITY OF ST. PAUL ON AUGUST 31, 2000)

                                       AND

                       ENDOCARDIAL SOLUTIONS, INC., LESSEE

WHEREAS:

Lessor and Lessee entered in an original Lease Agreement (the Lease) dated September 15, 1993, first amended on February 6, 1995, secondly amended on May 16, 1995, thirdly amended on June 4, 1996, further amended on January 23, 1998 and again amended on August 2, 1999 for the premises located at 1350 Energy Lane, Suites 104-113, St. Paul, Minnesota 55108 consisting of 26,344 sf.

WHEREAS:

Lessee is desirous of extending their lease term for an addition three (3) years.

THEREFORE:

ARTICLE 3 RENT PAYMENTS SHALL BE AMENDED AS FOLLOWS:

Lessee shall pay to Lessor in advance, the stated Monthly Base Rent and the Additional Rent on or before the first day of each month. Lessor shall have the right to assess and collect from Lessee a late charge of ten percent (10%) on rent payments received after the fifth of the month, said amount to be paid with the next installment of monthly rent. Failure on behalf of Lessee to make these rent payments until proper termination of this Agreement will result in the right of Lessor to exercise legal remedies.

The Monthly Base Rent shall be paid according to the following schedule:


       Term                    Annual Rent        Monthly Rent       Rent/SF
       04/01/01 - 03/31/02     $256,854.00         $21,404.50         $9.75
       04/01/02 - 03/31/03     $263,440.00         $21,953.33         $10.00
       04/01/03 - 03/31/04     $270,026.00         $22,502.17         $10.25


In addition to the rental payments outlined above, Lessee shall continue to pay its pro-rata share, of Common Area Expenses as provided in the Lease Agreement, including building insurance and property taxes.

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OPTION TO RENEW SHALL BE ADDED AS FOLLOWS:

Lessee shall have the option to renew this lease agreement for one additional three (3) year term. The base rent rate shall be $10.50 PER SQUARE FOOT for years 4 through 6. Should Lessee desire to exercise this Option it must notify Lessor in writing two-hundred-seventy (270) days prior to the end of its third (3rd) lease year. Lessor and Lessee must then execute a Lease Amendment reflecting this renewal period thirty (30) days after Lessee's written notice to Lessor. If Lessee fails to execute an Amendment or is in default at the time it notifies Lessor of its intention to renew, the Option to Renew is null and void.

OPTION TO TERMINATE SHALL BE ADDED AS FOLLOW:

Lessee shall have a one-time right to terminate this lease effective at the end of the twenty-fourth (24th) month, or March 31, 2003. In order to exercise this right, Lessee shall provide Lessor with written notice no less than nine months prior to March 31, 2003. In addition, an early termination fee of $98,000 must accompany said notice to Lessor.

TENANT IMPROVEMENTS SHALL BE ADDED AS FOLLOWS:

Lessor shall provide Lessee with a tenant improvement allowance of up to $52,688.00. Said allowance shall only apply to improvements made after the signature of this amendment and must be used prior to December 31, 2001. The allowance shall be advanced by Lessor to Lessee upon approval of construction and the submittal of appropriate construction invoices. Any improvements to be done to the leased premises exceeding this allowance shall be the sole cost of Lessee. All improvements must be done by a licensed, bonded and insured contractor, in good workman like manner and in accordance to all federal, state and city codes. All improvements and contractors must be approved by Lessor in writing prior to the beginning of any construction.

Except as provided herein, all other terms, conditions and covenants of the lease shall remain in full force and effect.

READ, UNDERSTOOD AND ACCEPTED BY:

LESSOR:                                       LESSEE:
PLACE & PLAZA LLC                             ENDOCARDIAL SOLUTIONS, INC.

By:       /s/ Steven Wellington               By:       /s/  James W. Bullock
    --------------------------------------        ---------------------------
Its:      Chief Manager                       Its:      President/CEO
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Date:     1/29/01                             Date:     1/24/01
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